Exhibit 20.4
Page 1 of 3

                    Navistar Financial 1997 - A Owner Trust
                          For the Month of July 1999
                     Distribution Date of August 16, 1999
                           Servicer Certificate #28

Original Pool Amount Initial Receivables                  $411,613,980.45
Subsequent Receivables (transferred 5/9/97)                $76,128,743.83
Subsequent Receivables (transferred 5/23/97)               $12,254,010.44

Beginning Pool Balance                                    $156,684,111.52
Beginning Pool Factor                                           0.3212434

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)     $8,630,363.76
     Interest Collected                                     $1,254,542.97

Additional Deposits:
     Repurchase Amounts                                             $0.00
     Liquidation Proceeds / Recoveries                        $317,595.46
Total Additional Deposits                                     $317,595.46

Repos / Chargeoffs                                            $411,315.55
Aggregate Number of Notes Charged Off                                 112

Total Available Funds                                      $10,115,917.89

Ending Pool Balance                                       $147,729,016.51
Ending Pool Factor                                              0.3028831

Servicing Fee                                                 $130,570.09

Repayment of Servicer Advances                                 $86,584.30

Reserve Account:
     Beginning Balance  (see Memo Item)                    $10,688,417.41
     Target Percentage                                               5.25%
     Target Balance                                         $7,755,773.37
     Minimum Balance                                       $10,499,931.43
     (Release) / Deposit                                     ($188,485.98)
     Ending Balance                                        $10,499,931.43

Current Weighted Average APR:                                       9.894%
Current Weighted Average Remaining Term (months):                   26.21

Delinquencies                                             Dollars        Notes
     Installments:              1 - 30 days           $1,567,061.28      1,095
                                31 - 60 days            $606,822.49        417
                                60+  days               $218,180.72        100

     Total:                                           $2,392,064.49      1,123

     Balances:                  60+  days             $2,127,758.25        100

Memo Item - Reserve Account
     Prior Month                                     $10,499,931.43
+    Invest. Income                                      $42,497.99
+    Excess Serv.                                       $145,987.99
+    Transfer (to) / from Collections Account                 $0.00
     Beginning Balance                               $10,688,417.41

Exhibit 20.4
Page 2 of 3

Navistar Financial 1997 - A Owner Trust
For the Month of July 1999

                                                                               NOTES
                                                         (Money Market)
                                           TOTAL           CLASS A - 1        CLASS A - 2        CLASS A - 3     CLASS B NOTES
                                     $500,000,000.00     $85,000,000.00    $221,500,000.00    $176,000,000.00    $17,500,000.00
Original Pool Amount
Distributions:
     Distribution Percentages                                     0.00%              0.00%            100.00%             0.00%
     Coupon                                                      5.841%             6.350%             6.750%            6.950%

Beginning Pool Balance               $156,684,111.52
Ending Pool Balance                  $147,729,016.51

Collected Principal                    $8,543,779.46
Collected Interest                     $1,254,542.97
Charge - Offs                            $411,315.55
Liquidation Proceeds / Recoveries        $317,595.46
Servicing                                $130,570.09
Cash Transfer from Reserve Account             $0.00
Total Collections Available
  for Debt Service                     $9,985,347.80

Beginning Balance                    $156,684,111.52              $0.00              $0.00    $139,184,111.52    $17,500,000.00

Interest Due                             $884,264.80              $0.00              $0.00        $782,910.63       $101,354.17
Interest Paid                            $884,264.80              $0.00              $0.00        $782,910.63       $101,354.17
Principal Due                          $8,955,095.01              $0.00              $0.00      $8,955,095.01             $0.00
Principal Paid                         $8,955,095.01              $0.00              $0.00      $8,955,095.01             $0.00

Ending Balance                       $147,729,016.51              $0.00              $0.00    $130,229,016.51    $17,500,000.00
Note / Certificate Pool Factor                                   0.0000             0.0000             0.7399            1.0000
   (Ending Balance / Original Pool Amount)
Total Distributions                    $9,839,359.81              $0.00              $0.00      $9,738,005.64       $101,354.17

Interest Shortfall                             $0.00              $0.00              $0.00              $0.00             $0.00
Principal Shortfall                            $0.00              $0.00              $0.00              $0.00             $0.00
     Total Shortfall                           $0.00              $0.00              $0.00              $0.00             $0.00
      (required from Reserve)
Excess Servicing                         $145,987.99
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance        $10,688,417.41
(Release) / Draw                        ($188,485.98)
Ending Reserve Acct Balance           $10,499,931.43

Exhibit 20.4
Page 3 of 3

Navistar Financial 1997 - A Owner Trust
For the Month  of  July, 1999


Trigger Events:
A)  Loss Trigger
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                      5                     4                  3                   2                   1
                                   Mar-99                Apr-99              May-99              Jun-99             Jul-99
Beginning Pool Balance        $196,425,316.16       $186,448,564.58    $177,026,304.16      $165,624,131.84    $156,684,111.52

A)  Loss Trigger:
    Principal of Contracts
      Charged Off                 $152,704.64           $305,937.53        $232,656.94           $23,478.92        $411,315.55
    Recoveries                    $669,                 $477,790.53        $331,286.59          $405,430.69        $317,595.46

Total Charged Off (Months 5, 4, 3)                      $691,299.11
Total Recoveries (Months 3, 2, 1)                     $1,054,312.74
Net Loss / (Recoveries) for 3 Mos                      ($363,013.63)(a)

Total Balance (Months 5, 4, 3)                      $559,900,184.90 (b)

Loss Ratio Annualized  [(a/b) * (12)]                      -0.7780%

Trigger:  Is Ratio > 1.5%                                        No
                                                                             May-99              Jun-99             Jul-99

B)   Delinquency Trigger:                                                $1,479,593.92        $2,554,716.69      $2,127,758.25
     Balance delinquency 60+ days                                             0.83580%             1.54248%           1.35799%
     As % of Beginning Pool Balance                                           0.84364%             1.06444%           1.24543%
     Three Month Average

Trigger:  Is Average > 2.0%                                      No

C)   Noteholders Percent Trigger:                           2.1528%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                                      No

Navistar Financial Corporation


by:  /s/ R. W. Cain
         R. W. Cain
         Vice President and Treasurer